UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2013

HECLA MINING COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200
Coeur d'Alene, Idaho 83815-9408
(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100
(Registrant's Telephone Number, Including Area Code)

N/A
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Effective as of April 1, 2013, Hecla Mining Company (“Hecla”), together with our wholly owned subsidiaries, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, entered into a Ninth Amendment to Second Amended and Restated Credit Agreement (the “Ninth Amendment”) with The Bank of Nova Scotia and ING Capital LLC (the “Lenders”).  The Ninth Amendment amends certain provisions of the Second Amended and Restated Credit Agreement, dated as of October 14, 2009, as amended.

The Ninth Amendment rescinds the provisions of the Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of March 1, 2013, including the requirements that (1) we begin to effectuate the additional security requirements on all of our assets, including the hedging requirements and (2) we will not borrow under the Credit Agreement until the Commitment Letter with the Lenders, dated as of March 1, 2013, is terminated.

The Ninth Amendment includes a requirement that we maintain at least $100 million of cash on hand until the Commitment Letter is terminated and that we grant to the Lenders a security interest in all of our interests in the Greens Creek mine, including all of the rights and interests in the joint venture agreement relating to the Greens Creek mine (all of which rights and interests are held by certain of our subsidiaries).

The Ninth Amendment (1) reduces the commitment amount under the credit agreement to $100,000,000, (2) requires the addition of or reclassification of certain of our subsidiaries as material subsidiaries thereunder, and (3) increases our ability to incur capital leases to up to $50 million.

In addition, the Ninth Amendment amends certain financial covenants in the credit agreement to include the following:

•	Senior Leverage ratio (calculated as debt secured by liens divided by EBITDA) of not more than 2.50:1.00.

•	Leverage ratio (calculated as total debt divided by EBITDA) of not more than 4.50:1.00 at all times prior to March 31, 2014 and not more than 4.00:1.00 at all times from and after March 31, 2014.

•	Interest coverage ratio (calculated as EBITDA divided by interest expense) of not less than 3.00:1.00.

•	Tangible net worth of greater than 80% of the Tangible Net Worth at completion of the Aurizon Acquisition plus 50% of positive quarterly Net Income thereafter.

A copy of the Ninth Amendment to the Second Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The Ninth Amendment has been included to provide you with information regarding its terms.  It is not intended to provide any other factual information about us.  Such information can be found elsewhere in other public filings we have made with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

Item 2.02.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 and in Exhibits 10.1 and 10.2 is incorporated herein by reference.

Item 8.01.  Other Event.

On April 2, 2013, Hecla issued a press release.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1
Ninth Amendment to the Second Amended and Restated Credit Agreement entered into on April 1, 2013, by and among Hecla Alaska LLC, Hecla Greens Creek Mining Company and Hecla Juneau Mining Company, as Borrowers, and Hecla Mining Company, as Parent, and The Bank of Nova Scotia and ING Capital LLC, as Lenders. *

10.2
Second Amended and Restated Credit Agreement, dated as of October 14, 2009, by and among Hecla Mining Company as the Parent, Hecla Alaska LLC, Hecla Greens Creek Mining Company, and Hecla Juneau Mining Company, as the Borrowers, various Lenders, and The Bank of Nova Scotia, as the Administrative Agent for the Lenders.  Filed as Exhibit 10.1 to registrant’s Current Report on Form 8-K filed on October 15, 2009, (File No. 1-8491), and incorporated herein by reference.

99.1	News Release dated April 2, 2013. *

* Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2013

Hecla Mining Company

By:	/s/ David C. Sienko
David C. Sienko
Vice President & General Counsel